JetBlue Announces $650 Million Convertible Senior Notes Offering

NEW YORK - JetBlue Airways Corporation (NASDAQ: JBLU) (“JetBlue”) today announced that it intends to offer $650 million aggregate principal amount of convertible senior notes due 2026 (the “notes”), subject to market and other conditions. The notes are being offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A (the “offering”) under the Securities Act of 1933, as amended (the “Securities Act”). JetBlue also expects to grant the initial purchasers of the notes an option to purchase, within a 13-day period from, and including, the date of original issuance of the notes, up to an additional $100 million aggregate principal amount of the notes. JetBlue intends to use the net proceeds from the offering for general corporate purposes, which may include the repayment of indebtedness.

The initial conversion price, interest rate and certain other terms of the notes will be determined by negotiations between JetBlue and the initial purchasers. The notes will mature on April 1, 2026, unless repurchased, redeemed or converted in accordance with their terms prior to maturity. The notes will also be redeemable, in whole or in part, for cash at JetBlue’s option at any time, and from time to time, on or after April 1, 2024 in certain circumstances. Prior to January 1, 2026, the notes will be convertible only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the notes will be settled in cash up to the aggregate principal amount of the notes to be converted and any excess of the aggregate principal amount of the notes being converted may settle at JetBlue’s option in either cash, shares of its common stock or a combination of cash and shares of its common stock.

This press release is not an offer to sell or purchase, or a solicitation of an offer to sell or purchase, the notes or the shares of JetBlue’s common stock issuable upon conversion of the notes, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom such an offer, solicitation or sale would be unlawful.
The notes will only be offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The notes and any shares of JetBlue’s common stock issuable upon conversion of the notes have not been and will not be registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward-Looking Statements

Statements in this release (or otherwise made by JetBlue or on JetBlue’s behalf) contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. When used in this document and in documents incorporated herein by reference, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,”

“guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements related to the proposed terms of the offering described herein, the completion, timing, and size of the proposed offering, and the anticipated use of proceeds from the offering. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, the COVID-19 pandemic and the outbreak of any other disease or similar public health threat that affects travel demand or behavior; restrictions on our business related to the financing we accepted under the Coronavirus Aid, Relief, and Economic Security Act; our significant fixed obligations and substantial indebtedness; risk associated with execution of our strategic operating plans in the near-term and long-term; the recording of a material impairment loss of tangible or intangible assets; our extremely competitive industry; volatility in financial and credit markets which could affect our ability to obtain debt and/or lease financing or to raise funds through debt or equity issuances; volatility in fuel prices, maintenance costs and interest rates; our reliance on high daily aircraft utilization; our ability to implement our growth strategy; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on a limited number of suppliers, including for aircraft, aircraft engines and parts and vulnerability to delays by those suppliers; our dependence on the New York and Boston metropolitan markets and the effect of increased congestion in these markets; our reliance on automated systems and technology; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; our presence in some international emerging markets that may experience political or economic instability or may subject us to legal risk; reputational and business risk from information security breaches or cyber-attacks; changes in or additional domestic or foreign government regulation, including new or increased tariffs; changes in our industry due to other airlines’ financial condition; acts of war or terrorism; global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel; adverse weather conditions or natural disasters; and external geopolitical events and conditions. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in our SEC filings, including but not limited to, our 2020 Annual Report on Form 10-K. In light of these risks and uncertainties, the forward-looking events discussed in this release might not occur. Our forward-looking statements speak only as of the date of this release. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

About JetBlue Airways

JetBlue is New York's Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando and San Juan. JetBlue carries customers across the U.S., Caribbean and Latin America.

JetBlue Investor Relations
Tel: +1 718 709 2202
ir@jetblue.com

JetBlue Corporate Communications
Tel: +1 718 709 3089
corpcomm@jetblue.com

Source: JetBlue Airways Corporation